                     AMENDMENT TO CONSULTING AND FINANCIAL
                          ADVISORY SERVICES AGREEMENT


        This Amendment to Consulting and Financial Advisory Services Agreement (this Amendment) is made as of June 25, 1998 between Rockwell Medical Technologies, Inc., a Michigan corporation (Rockwell), and Wall Street Partners, Inc., a Michigan corporation (Wall Street).

        RECITALS

        A. Rockwell and Wall Street are parties to a Consulting and Financial Advisory Services Agreement dated as of February 19, 1997 (the Consulting Agreement) pursuant to which, among other things, Wall Street provides consulting and financial advisory services to Rockwell in exchange for a consulting fee.

        B. On or about November 25, 1997, the term of the Consulting Agreement was extended to June 30, 1998.

        C. On or about April 3, 1998, Rockwell agreed to indemnify Wall Street from liabilities arising out of Wall Streets providing consulting services to Rockwell, other than liabilities arising out of Wall Streets gross negligence in performing such consulting services.

        D. Rockwell desires to extend the term of the Consulting Agreement to December 31, 1998 and to adjust the consulting fee to be paid to Wall Street under the Consulting Agreement.

        E. Rockwell and Wall Street are entering into this Amendment to set forth in writing the agreements of the parties hereto with respect to the matters referenced in Recitals B, C and D above.

        Therefore, the parties agree as follows:

        1. Extension of Term. The term of the Consulting Agreement is hereby extended until December 31, 1998.

        2. Consideration. During the period from July 1, 1998 through December 31, 1998, Rockwell will pay Wall Street the fees set forth below (which amounts will be prorated for any partial periods worked based on a five-day business week):

        July, August, September and October                  $25,000 per month
        November, December                                   $20,000 per month

        3. Indemnification of Wall Street. Rockwell shall indemnify, defend and hold Wall Street and its officers, directors, employees and other affiliates, harmless from, against and with respect to any claim, liability, obligation, loss, damage, judgment, settlement, cost and expense,



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including, without limitation, reasonably attorneys fees and court costs
(collectively, Claims), arising out of or in any manner incident, relating or attributable to the providing of Services by Wall Street to Rockwell under the Consulting Agreement; provided, however, that Rockwell shall have no obligation hereunder with respect to any Claims resulting from Wall Streets gross negligence in performing such Services.

        4.      Miscellaneous.

                (a) Except as otherwise expressly set forth herein, all of the terms and provisions of the Consulting Agreement shall remain in full force and effect.

                (b) This Amendment shall be governed by and construed in accordance with the laws of the jurisdiction specified in paragraph 9 of the Consulting Agreement.

                (c) Capitalized terms used in this Amendment but not otherwise defined shall have the meanings set forth in the Consulting Agreement.

                (d) This Amendment may be executed in one or more counterparts by the parties. All counterparts shall be construed together and shall constitute one agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth in the introductory paragraph of this Amendment.

                                        ROCKWELL MEDICAL TECHNOLOGIES, INC., a
                                        Michigan corporation


                                        By: /s/ Robert L. Chioini
                                           -------------------------------------
                                                Robert L. Chioini
                                                Its: President

                                        WALL STREET PARTNERS, INC., a Michigan
                                        corporation



                                        By: /s/ Gary D. Lewis
                                           -------------------------------------
                                                Gary D. Lewis
                                                Its: President



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